Exhibit 10.1

STANDBY GUARANTEE AGREEMENT

THIS AGREEMENT made as of the 10th day of November, 2017.

BETWEEN:

GOLDEN QUEEN MINING CO. LTD., a company existing under the laws of the Province of British Columbia

(the “Company”)

AND:

Landon T. Clay 2009 Irrevocable Trust DATED MARCH 6, 2009

(the “Clay 2009 Trust”)

AND:

THE MASTERS 1, LLC

(the “Masters 1”)

(Masters 1 together with the Clay 2009 Trust are the “Standby Guarantors”)

WHEREAS:

A.	The Company intends to carry out an offering of Rights to the holders of record of its Common Shares in the Qualifying Jurisdictions pursuant to a Prospectus; and

B.	The Standby Guarantors have agreed to act as guarantors in connection with the Rights Offering on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Defined Terms

In this Agreement, including the Recitals hereto:

Additional Subscription Privilege has the meaning given in Section 2.2;

Basic Subscription Privilege has the meaning given in Section 2.1;

Business Day means any day, other than a Saturday or a Sunday, upon which banks are open for business in the City of Vancouver, British Columbia;

Closing has the meaning given in Section 8.1;

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Closing Date means that day which falls two (2) Business Days following the Rights Expiry Date or such earlier date after the Rights Expiry Date as is practicable and as agreed between the Company and the Standby Guarantors;

Closing Time has the meaning given in Section 8.1 of this Agreement;

Commissions means the provincial and territorial securities commissions or other regulatory authorities in the Filing Jurisdictions;

Common Shares means the common shares in the capital of the Company;

Disclosure Record means all prospectuses, information circulars, annual information forms, financial statements, management's discussion and analysis, material change reports and other public documents filed by or with respect to the Company with applicable Commissions;

EDGAR means the Electronic Data Gathering, Analysis and Retrieval system (EDGAR);

Effective Date has the meaning given in Section 2.1;

Exchange means the Toronto Stock Exchange;

Filing Jurisdictions means the provinces of British Columbia, Alberta and Ontario (with respect to the filing of the Prospectus) and the United States (with respect to the filing of a Registration Statement with the SEC);

Final Prospectus means the final short form prospectus to be filed by the Company with the Commissions to qualify the distribution of the Rights, the Rights Shares and the Standby Shares pursuant to the Rights Offering, as amended by any Prospectus Amendment to the Final Prospectus;

Financial Statements means the Company’s audited consolidated financial statements, the notes thereto and the auditor's report thereon for the years ended December 31, 2016 and 2015 with the notes thereto;

Governmental Entity means any:

(a)	multinational, federal, provincial, state, territorial, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign;

(b)	any subdivision or authority of any of the foregoing; or

(c)	any quasi-governmental or private body exercising a regulatory, expropriation or taxing authority under or for the account of any of the above;

Indemnified Party has the meaning given in section 10.2(a) of this Agreement;

Indemnifying Party has the meaning given in section 10.2(a) of this Agreement;

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Laws means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, instruments, policies, guidelines, and general principles of common law and equity, binding on or affecting the Person referred to;

Material Adverse Change means any change, development, event or occurrence with respect to the business, condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), capital, cash flow, operations, or results of operations of the Company and its subsidiaries on a consolidated basis, that is, or would reasonably be expected to be, material and adverse to the Company and its subsidiaries on a consolidated basis;

Material Change has the meaning given in the Securities Act;

Misrepresentation means:

(a)	a “misrepresentation” as defined in Section 1(1) of the Securities Act; or

(b)	as to any document, any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

NI 41-101 means National Instrument 41-101 – General Prospectus Requirements of the Canadian Securities Administrators;

Non-Qualifying Jurisdiction means any jurisdiction other than the Qualifying Jurisdictions;

Offering Date has the meaning given in Section 2.1;

Order means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Entity or by any arbitrator;

Person means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust, estate, custodian, trustee, executor, administrator, nominee or other entity or organization, including (without limitation) a Governmental Entity or political subdivision or an agency or instrumentality thereof;

Preliminary Prospectus means the preliminary short form prospectus to be filed with the Commissions to qualify the distribution of the Rights, the Rights Shares and the Standby Shares issuable upon exercise of the Rights pursuant to the Rights Offering;

Prospectus means, collectively, the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment;

Prospectus Amendment means any amendment to the Preliminary Prospectus or the Final Prospectus;

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Qualifying Jurisdictions means the Filing Jurisdictions, except for the States of Arizona, Arkansas, California, Minnesota, Ohio and Wisconsin and such other jurisdictions outside Canada and the United States where it is lawful to mail the Final Prospectus and Registration Statement, as applicable, and the certificates representing the Rights to Shareholders resident therein;

Record Date means the record date for the purpose of the Rights Offering that will be established by the Company in accordance with Securities Laws and set out in the Final Prospectus;

Regulatory Authorities means the Commissions, the SEC and the Exchange;

Registration Rights Agreement has the meaning given in Section 3.4 of this Agreement;

Registration Statement means a registration statement of the Company on Form S-3 or such other form as may be available to the Company at the time of filing to cover the issuance of Common Shares upon exercise of the Rights under the U.S. Securities Act;

Rights means the transferable rights that will be distributed to each Shareholder on the Record Date to subscribe for Rights Shares at the Subscription Price under the Rights Offering;

Rights Expiry Date has the meaning given in section 2.1 of this Agreement;

Rights Expiry Time means 5:00 p.m. (Vancouver time) on the Rights Expiry Date;

Rights Offering means the offering by the Company of the Rights undertaken in accordance with Article 2;

Rights Shares means the Common Shares which may be issued on exercise of the Rights;

SEC means the United States Securities and Exchange Commission or any successor agency thereto;

Securities means the Rights, the Rights Shares, and the Standby Shares;

Securities Act means the Securities Act (British Columbia);

Securities Laws means all applicable securities Laws of each of the Qualifying Jurisdictions, the U.S. Securities Act and the applicable rules of the Exchange;

SEDAR means the System for Electronic Document Analysis and Retrieval (SEDAR) as further described in National Instrument 13-101 – System for Electronic Document Analysis and Retrieval (SEDAR) of the Canadian Securities Administrators;

Shareholder means a holder of record of Common Shares of the Company;

Standby Guarantee has the meaning given in Section 3.1 of this Agreement;

Standby Guarantors has the meaning given on the cover page of this Agreement;

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Standby Purchaser Fee has the meaning given in Section 3.5 of this Agreement;

Standby Shares means 100% of the Rights Shares which remain unsubscribed for by holders of Rights on the Rights Expiry Date under the Rights Offering;

Subscription Price has the meaning given in Section 2.1;

U.S. Securities Act means the United States Securities Act of 1933, as amended; and

United States means the United States of America, its territories and possessions, each State of the United States and the District of Columbia.

1.2	Headings, etc.

The division of this Agreement into articles, sections, paragraphs and clauses and the provision of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular article, section, paragraph, clause or other portion of this Agreement and include any agreement or instrument supplemental or ancillary to this Agreement. Unless something in the subject matter or context is inconsistent therewith, references in this Agreement to articles, sections, paragraphs or clauses are to articles, sections, paragraphs or clauses of this Agreement.

1.3	Plurality and Gender

Words importing the singular number only will include the plural and vice versa, words importing any gender will include all genders.

1.4	Currency

Unless otherwise specifically stated, all references to dollars and cents in this Agreement are to the lawful currency of the United States.

1.5	Governing Law

This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each party hereby unconditionally and irrevocably submits to the nonexclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising out of this Agreement.

1.6	Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions of this Agreement will continue in full force and effect. The parties to this Agreement agree to negotiate in good faith a substitute provision which will be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable. The invalidity or unenforceability of any provision in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

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1.7	Statutes

Any reference to a statute, act or law will include and will be deemed to be a reference to such statute, act or law and to the regulations, instruments and policies made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute, act or law that may be passed which has the effect of supplementing or superseding such statute, act or law so referred to.

ARTICLE 2

CONDUCT OF THE RIGHTS OFFERING

2.1	Terms of Rights Offering

Pursuant to the Rights Offering, the Company will issue on a pro rata basis at no charge, Rights to each Shareholder resident in the Qualifying Jurisdictions as of the Record Date on the basis of one (1) Right for each Common Share held. One (1) Right will entitle the holder to purchase, at the election of such holder, that number of Common Shares equal to the quotient of the Rights Shares divided by 111,148,683 (the “Basic Subscription Privilege”) at a price per Rights Share equal to 75% of the market price of the Common Shares determined in accordance with Exchange rules (the “Subscription Price”). The Rights Offering will remain open for a period of 30 calendar days following the date that the SEC declares the Registration Statement effective under the U.S. Securities Act (the “Effective Date”), subject to a maximum exercise period of 90 days from the issuance date of the Rights (the “Rights Expiry Date”), provided that if the Effective Date does not occur at least 21 days prior to 90 days from the issuance date of the Rights, then the Rights Expiry Date will be the Effective Date. Each such Right will be non-transferable and non-exchangeable, and may not be exercised to acquire Rights Shares, prior to and including the Effective Date, and will thereafter be transferable, exchangeable and exercisable to acquire Rights Shares up to and including the Rights Expiry Date.

2.2	Additional Subscription Privilege

Pursuant to Securities Laws, each holder of Rights who has exercised in full the Basic Subscription Privilege attaching to such holder’s Rights, will be entitled, on a pro rata basis (based on the number of Rights which it exercised under the Basic Subscription Privilege as a proportion of all Rights exercised under the Basic Subscription Privilege), to subscribe for additional Rights Shares at the Subscription Price, to the extent that other holders of Rights do not exercise all of their Rights under the Basic Subscription Privilege (the “Additional Subscription Privilege”)

2.3	Closing

The completion of the purchase of Rights Shares pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege by each Rights holder will occur at the time, and in the manner set forth in the Final Prospectus, and in the event of any conflict between the provisions of this Agreement and the provisions of the Final Prospectus, the provisions of the Final Prospectus will prevail.

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ARTICLE 3

STANDBY GUARANTEE

3.1	Standby Guarantee

In order to guarantee that at least US$25,000,000 worth of Rights are exercised on the Closing Date, each of the Standby Guarantors will purchase, at the Subscription Price, the proportionate share of the Standby Shares up to the maximum amounts set forth below within two Business Days after the Rights Expiry Date (the “Standby Guarantee”):

Standby Guarantor	Dollar Value	Proportionate %
Clay 2009 Trust	US$18,750,000	75%
Masters 1	US$6,250,000	25%
Total:	US$25,000,000	100%

The obligations of the Standby Guarantors pursuant to this Section 3.1 will be several (as distinguished from joint and joint and several) obligations of each Standby Guarantor, and will terminate upon the termination of this Agreement for any reason. In the event that a Standby Guarantor either defaults on its obligation pursuant to this Section 3.1 or terminates its obligations under this Agreement pursuant to Section 9.2, the Company cannot obligate the other Standby Guarantors to exercise the Standby Guarantee of the defaulting or terminating Standby Guarantor and no Standby Guarantor will be liable to the Company with respect to a default by another Standby Guarantor. If one or more of the Standby Guarantors fails to purchase its or their proportionate share of the Standby Shares at the Closing Time the other Standby Guarantor(s) will have the right, but will not be obligated, to purchase on a pro-rata basis (or in such other proportion as the remaining Standby Guarantors may mutually agree) all, but not less than all, of the Standby Shares not purchased by the defaulting Standby Guarantor(s).

3.2	Payment for Standby Shares

Subject to and in accordance with the terms of this Agreement, on the Closing Date, each of the Standby Guarantors will pay in immediately available funds by wire transfer to an account designated by the Company, or by certified cheque payable to the Company or its counsel, the aggregate Subscription Price that is payable for the Standby Shares to be purchased by such Standby Guarantor hereunder, and the Company will issue the Standby Shares to such Standby Guarantor and deliver the certificate(s) representing the Standby Shares as soon as practicable thereafter, but in any event within two Business Days following the Closing Date.

3.3	Evidence of Financial Ability

Each of the Standby Guarantors will provide to the Company such evidence as may be required by the applicable Regulatory Authorities that the Guarantor has the financial ability to carry out the “stand-by commitment” (as defined under NI 41-101) constituted by this Agreement, as required under Part 8A of NI 41-101.

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3.4	Restrictions on Sale

Subject to the terms of the Amended and Restated Registration Rights Agreement dated June 8, 2015 between the 2009 Trust, EHT, LLC, Harris Clay, The Clay Family 2009 Irrevocable Trust Dated April 14, 2009 and the Company (as may be subsequently amended, modified or supplemented, the “Registration Rights Agreement”), each of the Standby Guarantors agrees to sell the Standby Shares only in accordance with all applicable Securities Laws, and not to sell or distribute, directly or indirectly, the Standby Shares in such a manner as to:

(a)	require registration by the Company of the Standby Shares or the filing by the Company of a prospectus or any similar document in any jurisdiction other than as contemplated herein; or

(b)	result in the Company becoming subject to reporting or disclosure obligations to which it is not subject as at the date of this Agreement.

3.5	Standby Purchaser Fee

In consideration for the Standby Guarantee, the Company has agreed to pay at the Closing to the Standby Guarantors, in immediately available funds by wire transfer to one or more accounts designated by the Standby Guarantors, a fee (the “Standby Purchaser Fee”) equal to 3.0% of the aggregate Subscription Price for the maximum number of Rights Shares that would be issued pursuant to the Rights Offering if all of the Rights were exercised, less that number of Rights which are issued in respect of Common Shares: (a) owned by the Standby Guarantors; and (b) directly or indirectly owned or over which investment control is exercised by Thomas M. Clay or Jonathan C. Clay (the shareholders thereof being collectively referred to as the “Excluded Shareholders”).

The Stand-by Fee will be paid to each of the Standby Guarantors in the same proportion as the percentage of the Standby Guarantee for which each is responsible, as set forth in Section 3.1

3.6	Registration Rights

The Company agrees to amend the Registration Rights Agreement on or before the Closing Time to cover (i) the warrants (and the securities issuable thereunder) issued pursuant to the Second Amended and Restated Term Loan Agreement dated as of November 21, 2016, by and among the Company and the other parties thereto, and (ii) the Rights Shares acquired in the Rights Offering by the Standby Guarantors and their affiliates, and (iii) the Standby Shares acquired in this Rights Offering by the Standby Guarantors and their affiliates.

3.7	Exercise of Rights

The Standby Guarantors each represent and warrant that they intend (but are not legally obligated) to exercise in full their Rights prior to the Rights Expiry Time.

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ARTICLE 4

COVENANTS

4.1	Covenants of the Company

Subject to and in accordance with the terms of this Agreement, the Company agrees with the Standby Guarantors that:

(a)	Preliminary Prospectus. The Company will use commercially reasonable efforts to prepare and file the Preliminary Prospectus with the applicable Regulatory Authorities as soon as reasonably practicable following the date of this Agreement.

(b)	Final Prospectus and Qualification. The Company will use commercially reasonable efforts prepare and file the Final Prospectus with the applicable Regulatory Authorities, and take all other steps and proceedings that may be necessary in order to qualify the distribution of the Rights, the Rights Shares issuable upon exercise of the Rights in each of the Qualifying Jurisdictions in which the Final Prospectus has been filed.

(c)	Registration Statement. The Company will use commercially reasonable efforts to prepare and file the Registration Statement with the SEC to register the distribution of the Rights Shares upon exercise of the Rights under the U.S. Securities Act.

(d)	Standby Shares Exemption. The Company will use commercially reasonable efforts to take all steps and proceedings that may be necessary in order to exempt the distribution of the Standby Shares in the applicable U.S. jurisdictions where such Standby Shares will be distributed.

(e)	Receipts. The Company will use commercially reasonable efforts to obtain a receipt (or analogous decision document) as soon as possible following the filing of each of the Preliminary Prospectus and Final Prospectus with the Commissions.

(f)	Supplementary Material. If required by Securities Laws, the Company will prepare any Prospectus Amendment or any other document required to be filed by it under the Securities Laws. The Company will also promptly, and in any event within any applicable time limitation, comply with all applicable filing and other requirements under the Securities Laws as a result of any Material Change.

(g)	Changes to Terms. The Company will not amend the terms of the Rights Offering, including for greater certainty any change to the Subscription Price, without the written consent of the Standby Guarantors, which consent will not be unreasonably withheld or delayed.

(h)	Consents and Approvals. The Company will use its best efforts to obtain all necessary consents, approvals or exemptions in the Qualifying Jurisdictions for the creation, offering and issuance of the Securities, and the entering into and performance by it of this Agreement.

(i)	Cease Trade Order or Other Investigation. From the date of this Agreement to the earlier of: (i) the Closing Date; and (ii) the termination of this Agreement, the Company will immediately notify the Standby Guarantors in writing of any written demand, request or inquiry (formal or informal) by any Commission, the Exchange or other Governmental Entity that concerns any matter relating to the Company's affairs that may affect the Rights Offering or the transactions contemplated in this Agreement, or that relates to the issuance, or threatened issuance, by any such authority of any cease trading or similar order or ruling relating to any of the Company's securities. Any notice delivered to the Standby Guarantors as aforesaid will contain reasonable details of the demand, request, inquiry, order or ruling in question. The Company will use its best efforts to prevent the issuance of any orders contemplated by this Section 4.1(i) and, if issued, to obtain their prompt withdrawal.

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(j)	Exchange Acceptance. The Company will take all action as may be necessary and appropriate to obtain conditional acceptance by the Exchange of the issuance of the Rights, the Rights Shares, the Standby Shares, the Standby Guarantee and the Standby Purchase Fee, subject to receipt of customary final documentation.

(k)	Securities Laws. The Company will take all action as may be necessary and appropriate so that the Rights Offering and the transactions contemplated in this Agreement will be effected in accordance with Securities Laws. The Company will not file the Preliminary Prospectus, the Final Prospectus, the Registration Statement or any Prospectus Amendment without first providing a copy of such documents to the Standby Guarantors and their advisors who will have a reasonable period of time to review and comment on such documents.

(l)	Obtaining of Report. The Company will cause Computershare Investor Services Inc. to deliver to the Standby Guarantors, as soon as is practicable following the Rights Expiry Time, details concerning the total number of Rights Shares duly subscribed and paid for by holders of Rights under the Rights Offering, including (without limitation) those subscribed and paid for pursuant to the Additional Subscription Privilege.

(m)	No Issuance of Securities. Other than pursuant to the Rights Offering and the grant and exercise of stock options, during the period from the date hereof until the Closing Date, the Company will not issue any Common Shares or securities convertible or exchangeable or exercisable into Common Shares.

(n)	Mailing of Materials. The Company will complete the mailing of commercial copies of the Final Prospectus to each of the Shareholders as of the Record Date in the Qualifying Jurisdictions as soon as possible following the Record Date. With respect to Shareholders not residents of the Qualifying Jurisdictions, the Company may mail commercial copies of the Final Prospectus to such Shareholders so long as such Shareholders satisfy to the Company that such receipt of the Final Prospectus is lawful and in compliance with the Securities Laws and other laws applicable in the Qualifying Jurisdictions and the jurisdiction where such Shareholder is resident.

(o)	Exercise of the Rights. The Company will use such commercially reasonable efforts as the Standby Guarantors may reasonably request to enforce payment in respect of, or to otherwise ensure the valid exercise of, all Rights purported to be exercised either under the Basic Subscription Privilege or the Additional Subscription Privilege.

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ARTICLE 5

MATERIAL CHANGES

5.1	Material Changes During Distribution

(a)	During the period from the date of this Agreement to the Closing Date, the Company will promptly notify the Standby Guarantors in writing of any Material Change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries taken as a whole.

(b)	During the period from the date of this Agreement to the Closing Date, the Company will promptly notify the Standby Guarantors in writing of:

(i)	any material fact that has arisen or been discovered and that would be required to be disclosed in the Prospectus or Registration Statement filed on such date; and

(ii)	any change in any material fact contained in the Prospectus or Registration Statement, including (without limitation) all documents incorporated by reference, which fact or change is, or may be, of such a nature as to result in a Misrepresentation in the Prospectus or Registration Statement or that would result in the Prospectus or Registration Statement not complying with applicable Securities Laws.

(c)	The Company will promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Standby Guarantors, acting reasonably, with all applicable filings and other requirements under the Securities Laws as a result of such material fact or Material Change. The Company will in good faith discuss with the Standby Guarantors any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) that is of such a nature that there is reasonable doubt whether written notice need be given under this Section 5.1

5.2	Change in Securities Laws

If, prior to the Rights Expiry Date, there is any change in the Securities Laws that, in the opinion of the Standby Guarantors, acting reasonably, requires the filing of a Prospectus Amendment, the Company will, to the satisfaction of the Standby Guarantors, acting reasonably, promptly prepare and file such Prospectus Amendment with the applicable Regulatory Authorities.

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5.3	Change in Closing Date

If a Material Change occurs after the date of filing of the Final Prospectus with the applicable Regulatory Authorities and prior to the Closing Date, then, subject to Article 8, the Closing Date will be, unless the Company and the Standby Guarantors otherwise agree in writing, the later of the previously scheduled Closing Date and the sixth Business Day following the date on which all applicable filings or other requirements of the Securities Laws with respect to such Material Change have been complied with in all Qualifying Jurisdictions and any appropriate documents obtained for such filings and notice of such filings from the Company or the Company's counsel have been received by the Guarantors. For greater certainty, under no circumstances will the exercise period for the Rights Offering exceed ninety (90) days.

ARTICLE 6

WARRANTIES AND REPRESENTATIONS OF THE COMPANY

6.1	Representations

The Company warrants and represents to each of the Standby Guarantors that:

(a)	it and its subsidiaries have been duly incorporated and organized and are validly existing and in good standing under the Laws of their respective corporate jurisdictions;

(b)	it has not commenced, participated or agreed to commence or participate in any bankruptcy, involuntary liquidation, dissolution, winding up, insolvency or similar proceeding and no such proceedings have been threatened by any other party;

(c)	it has all requisite corporate power to enter into and perform this Agreement, to own or lease its property and to carry on the part of the business as now being conducted by it;

(d)	no order ceasing or suspending the trading of the Common Shares has been issued to or is outstanding against the Company;

(e)	the Rights will, when issued, be duly authorized and validly issued securities of the Company, enforceable against the Company in accordance with their terms;

(f)	the Rights Shares issuable upon the exercise of the Rights will, when issued, be duly authorized, validly issued, fully paid and non-assessable Common Shares in the capital of the Company;

(g)	the Standby Shares will, when issued, be duly authorized, validly issued, fully paid and non-assessable Common Shares in the capital of the Company;

(h)	prior to such time as they are issued, all necessary documents will have been filed and other necessary steps taken to permit the distribution of the Rights and the Common Shares issuable upon the exercise of the Rights under the securities laws of each province of Canada, and to register the Common Shares issuable upon the exercise of the Rights under the U.S. Securities Act;

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(i)	the authorized capital of the Company consists of an unlimited number of Common Shares, of which 111,148,680 Common Shares have been duly issued and are outstanding as fully paid and non-assessable as of the date hereof. No Person has any agreement or option or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase from the Company of any Common Shares or other securities of the Company, other than pursuant to the Standby Guarantee or stock options (outstanding and which may be granted under the Company’s incentive stock option plan);

(j)	the execution, delivery and performance by the Company of this Agreement:

(i)	has been duly authorized by all necessary corporate action on its part;

(ii)	does not and will not, with the giving of notice, the lapse of time or the happening of any other event or condition:

(A)	violate or conflict with any of the terms, conditions or provisions of the Company’s constating documents or resolutions of the Shareholders, directors or any committee of directors of the Company or any of its subsidiaries;

(B)	except for the required filings, acceptances or approvals of the Exchange or as required by Securities Laws with respect to the filing of the Prospectus in respect of the transactions contemplated hereby, require any authorization, consent, approval, exemption or other action by, or notice to, any stock exchange, governmental agency, authority, regulatory body or court;

(C)	violate or conflict with, or constitute a default under any material indenture, mortgage, agreement, contract or other material instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their assets or properties may be bound or affected;

(D)	trigger any change of control or similar provision in any material indenture, mortgage, agreement, contract or other material instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their assets or properties may be bound or affected;

(E)	result in the termination of, or any additional payment under, or the change in any terms of, or accelerate the performance of any obligation required by (or give rise to a right of any party thereto, exercisable on notice or otherwise, to terminate, to require that any additional payment be made under, to change any terms of, or to accelerate the performance of any obligation under) any material indenture, mortgage, agreement, contract or other material instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their assets or properties may be bound or affected, except as disclosed in the Disclosure Record;

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(F)	result in the creation of any encumbrance upon any of the property or assets of the Company or any of its subsidiaries; or

(G)	violate or conflict with any material license, permit, approval, consent, certificate, registration or authorization held by the Company or any of its subsidiaries and necessary to carry on the Company’s business or to own or lease any of the material property of or assets utilized by the Company and its subsidiaries;

(iii)	does not and will not result in the violation of any applicable Laws or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

(k)	this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms;

(l)	the Company is a reporting issuer in British Columbia, Alberta, Ontario and Quebec and is in compliance in all material respects with all applicable, and is not in default of any, requirements of applicable Securities Laws. Since January 1, 2017, the Company has not received any correspondence or notice from a Commission, the Exchange or similar Regulatory Authority concerning a review of its Disclosure Record. The Company has not filed any material change report with any Commission or similar Regulatory Authority on a confidential basis. The Common Shares are listed on the Exchange and the Company is in compliance in all material respects with all applicable rules of the Exchange. Since January 1, 2017, all documents required to be filed under applicable Securities Laws have been filed and conform in all material respects to the requirements of the applicable Securities Laws. Such documents at the time of filing thereof: (a) were true and correct in all material respects; and (b) did not contain any Misrepresentations. There has been no material change as defined in the Securities Act to the matters set forth in the Disclosure Record that has not been publicly disclosed;

(m)	the Financial Statements:

(i)	comply in all material respects with applicable Securities Laws;

(ii)	have been prepared in accordance with accounting principles generally accepted in the United States as in effect from time to time, consistently applied (except as may be indicated in the notes thereto); and

(iii)	fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated;

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(n)	other than as set forth in the Financial Statements, the Company has no material debt or liability of any kind whatsoever (whether accrued, contingent, absolute or otherwise) except for debt or liabilities incurred in the ordinary course of business;

(o)	since January 1, 2017, there has not been any reportable event (within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations) with the present or any former auditor of the Company;

(p)	each of the Company and its subsidiaries is, in all material respects, conducting its business in compliance with all applicable Laws of each jurisdiction in which its respective business is carried on and each is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid, subsisting and in good standing and it has not received a notice of non-compliance, nor does it have knowledge of any facts that could give rise to a notice of material non-compliance with any such laws, rules, regulations, licences, registrations or qualifications;

(q)	there is no court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal); arbitration or other dispute settlement procedure; investigation or inquiry by any governmental authority; or any similar matter or proceeding (collectively “proceedings”) pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries (whether in progress or, to the Company’s knowledge, threatened) which, if determined adversely to the Company, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the Company’s business or would prevent or significantly impede the issue of the Rights and the Rights Shares issued upon the exercise thereof. The Company has received no notice of, and has no knowledge of, any event that has occurred which might give rise to any proceedings except as disclosed in the Disclosure Record and there is no judgment, decree, injunction, ruling, award or order of any Governmental Entity to which the Company or any of its subsidiaries is subject;

(r)	the Company and its subsidiaries are the legal and beneficial owners of the properties and assets or the interests in properties and assets referred to as owned by them in the Disclosure Record and are free and clear of all encumbrances, other than as disclosed in the Disclosure Record. All agreements under which the Company (or the applicable subsidiary) holds an interest in a property or asset are in good standing in all material respects;

(s)	other than as disclosed in the Disclosure Record:

(i)	there has not been any Material Change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, on a consolidated basis;

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(ii)	the Company and its subsidiaries have carried on their respective businesses in the ordinary course; and

(iii)	no Material Adverse Change has occurred;

(t)	neither the Company nor any of its subsidiaries has received any notice of or is in default or violation of any Order of any Governmental Entity or any applicable Laws which would reasonably be expected to have a Material Adverse Effect on the Company;

(u)	there are no outstanding Orders against the Company or its subsidiaries or to which the Company or its subsidiaries are subject or by which their assets are bound and, other than proceedings described in all material respects in the Disclosure Record which have been publicly filed by the Issuer on SEDAR or EDGAR as of the date hereof, there are no claims, proceedings, actions or lawsuits in existence, or to Company’s knowledge, threatened or asserted against the Company or its subsidiaries or with respect to any of the assets of the Company or its subsidiaries or the interests of the Company or its subsidiaries therein which would reasonably be expected to have a Material Adverse Effect on the Company or to have material and adverse effect on the Rights Offering or the other transactions contemplated herein;

(v)	there are no contracts which are material to the business and affairs of Company or its subsidiaries other than as disclosed in the Disclosure Record which have been publicly filed by the Company on SEDAR or EDGAR as of the date hereof or which have been entered into in the ordinary course of business, and, other than disclosed in the Disclosure Record which have been publicly filed by the Company on SEDAR or EDGAR as of the date hereof, all such contracts are in full force and effect. All such contracts are valid, binding and subsisting and have not been amended or modified and the terms thereof have not been waived, amended or modified except as disclosed in the Disclosure Record which have been publicly filed by the Company on SEDAR or EDGAR as the date hereof or except in the ordinary course of business. To the knowledge of the Company, neither it nor any of its subsidiaries is, nor is alleged to be (with or without the lapse of time or the giving of notice, or both), in breach or default in any material respect of any such contract, and, to the knowledge of the Company, no other party to any such contract is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder;

(w)	the Company has not conducted any “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the U.S. Securities Act) in connection with the offer and sale of the Standby Shares, including, without limitation, advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or has made or will make offers and sales of the Standby Shares in the United States in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act;

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(x)	the Company has not taken and will not take any action that would cause the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act to be unavailable with respect to offers and sales of the Standby Shares pursuant to this Agreement; and

(y)	the Company has not sold, offered for sale or solicited any offer to buy, and will not sell, offer for sale or solicit any offer to buy, any of its securities in the United States in a manner that would be integrated with the offer and sale of the Standby Shares and would cause the exemption from registration in Section 4(a)(2) of the U.S. Securities Act to become unavailable with respect to offers and sales of the Standby Shares contemplated in this Agreement.

6.2	Survival

All representations and warranties of the Company contained in this Agreement will survive the completion of the purchase of Standby Shares by the Standby Guarantors and will continue in full force and effect for a period of two years despite any investigation, inquiry or other steps which may be taken by or on behalf of the Standby Guarantors.

6.3	Notification

The Company will notify the Standby Guarantors forthwith if it becomes aware of a fact or circumstance which has caused or would be reasonably likely to cause a representation or warranty set out in this Article 6 to become untrue, inaccurate or misleading at any time (by reference to circumstances subsisting at that time) before the Closing Date. Within two Business Days following the date that the SEC declares the Registration Statement effective under the U.S. Securities Act, the Company will notify the Standby Guarantors of such effectiveness.

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STANDBY GUARANTORS

7.1	Representations

Each of the Standby Guarantors severally, and not jointly (or jointly and severally), represents and warrants to the Company that:

(a)	the execution, delivery and performance by the Standby Guarantor of this Agreement will not result in the violation of, or constitute a default under or conflict with or cause the acceleration of any obligation of such Standby Guarantor under:

(i)	any provision of the constating documents or by-laws or resolutions of the governing body of such Standby Guarantor, as applicable; or

(ii)	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over and binding on such Standby Guarantor;

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(b)	this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms (except in any case as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by equitable principles);

(c)	it is an “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators and U.S. Securities Laws;

(d)	it has, and on the Closing Date will have (regardless of the number of Rights that are exercised by the holders of Rights prior to the Rights Expiry Time), the financial ability and sufficient funds to make and complete the payment for the Standby Shares that it has committed to purchase pursuant to the Standby Guarantee, and the availability of such funds is not and will not be subject to the consent, approval or authorization of any other Person. Each of the Standby Guarantors acknowledges and covenants that they will, in connection with Section 8A.1(b) of NI 41-101, deliver to the Company satisfactory evidence of the foregoing for delivery to the Commissions at or prior to the time of filing of the Final Prospectus with the Commissions;

(e)	it is purchasing the Standby Shares for its own account for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Standby Shares in the United States or to or for the account or benefit of a person in the United States; provided, however, that this paragraph shall not restrict the Standby Guarantor from selling or otherwise disposing of any of the Standby Shares pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements, or in circumstances where such registration requirements do not apply;

(f)	it understands that the Standby Shares it purchases pursuant to the Standby Guarantee have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws (other than as contemplated herein) and that the sale contemplated hereby will be made in reliance on an exemption from such registration requirements;

(g)	it understands and acknowledges that the Standby Shares will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and if in the future it decides to offer, resell, pledge or otherwise transfer any of the Standby Shares, such Standby Shares may be offered, sold, pledged or otherwise transferred only (a) to the Company; (b) pursuant to an effective registration statement covering the sale of such Standby Shares under the U.S. Securities Act; (c) in the United States in accordance with Rule 144 or Rule 144A under the U.S. Securities Act, if available, and in compliance with any applicable state securities laws; or (d) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws of the United States;

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(h)	it acknowledges that it is not purchasing the Standby Shares as a result of any “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(i)	it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of satisfying one or more of the categories set forth under such definition;

(j)	it understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state laws and regulations, the certificates representing the Standby Shares, and all certificates issued in exchange therefor or in substitution thereof, will bear a legend restricting the transfer of the Standby Shares under the U.S. Securities Act;

(k)	it consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer with respect to the Standby Shares set forth and described herein;

(l)	it understands and acknowledges that, other than as contemplated herein and as contemplated by the Registration Rights Agreement, the Company has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Standby Shares in the United States;

(m)	it understands and agrees that there may be material tax consequences to it of an acquisition or disposition of the Standby Shares, the Company gives no opinion and makes no representation with respect to the tax status of the Company or the consequences to the Standby Guarantor under United States, state, local or foreign tax law of its acquisition or disposition of the Standby Shares, including whether the Company will at any given time be deemed a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code;

(n)	it acknowledges that there are risks associated with the purchase of and investment in the Standby Shares and it alone, or with the assistance of its professional advisers, is knowledgeable and or experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in such securities and fully understands the restrictions on resale of such securities and is capable of bearing the economic risk of the investment, including the loss of its entire investment and it has prior experience in investing in securities of foreign issuers where no trading market exists in the United States; and

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(o)	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Standby Shares and is able to bear the economic risks of such investment.

7.2	Covenants and Agreements

If required under applicable Laws or Securities Laws or under the rules and policies of the Exchange, each Standby Guarantor will use commercially reasonable efforts to assist the Company to execute, deliver and file such required reports and such other required documents with respect to the issue of the Rights, the Rights Shares and the Standby Shares, provided that the Company acknowledges and agrees that it has not engaged the Standby Guarantors to act as underwriters (as defined under applicable Securities Laws) and none of the Standby Guarantors will be required to sign a certificate in the Prospectus in that capacity or any other capacity.

7.3	Survival

All representations and warranties of each party contained in this Agreement or contained in any document delivered pursuant to this Agreement or in connection with the Rights Offering contemplated in this Agreement will survive the completion of the purchase of Securities by the Standby Guarantors and will continue in full force and effect for a period of two years despite any investigation, inquiry or other steps which may be taken by or on any party’s behalf.

7.4	Notification

The Standby Guarantors will notify the Company forthwith if it becomes aware of a fact or circumstance which has caused or would be reasonably likely to cause a representation or warranty set out in this Article 7 to become untrue, inaccurate or misleading at any time (by reference to circumstances subsisting at that time) before the Closing Date.

ARTICLE 8

CLOSING AND CONDITIONS

8.1	Closing

The closing of the purchase by the Standby Guarantors and sale by the Company of the Standby Shares to be purchased by the Standby Guarantors hereunder (the “Closing”) will be completed at the office of Morton Law LLP at 4:00 p.m. (Vancouver time) (the “Closing Time”) on the Closing Date or at such other time and/or on such other date and/or at such other place as the Company and each of the Standby Guarantors may agree upon in writing. On such date, and upon payment being made by the Standby Guarantors for the Standby Shares in accordance with Section 3.3, the Company will issue, and thereafter deliver as soon as practicable, to the Standby Guarantors certificates representing the Standby Shares, registered in the name of the Standby Guarantor or one or more designee of the Standby Guarantor, as applicable.

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8.2	Guarantors Conditions

The obligation of the Standby Guarantors to complete the transactions set out in this Agreement is subject to the following conditions being satisfied in full, to the satisfaction of each of the Standby Guarantors acting separately:

(a)	the absence of any Material Adverse Change between the date hereof and Closing;

(b)	the Exchange will have conditionally accepted the issuance of the Rights, the Rights Shares, the Standby Shares and the Standby Purchaser Fee, subject to receipt of customary final documentation;

(c)	the Company will have made and/or obtained all necessary filings, approvals, orders, rulings and consents of all relevant Regulatory Authorities and other governmental and regulatory bodies required in connection with the Rights Offering and the purchase of the Standby Shares by the Standby Guarantors as contemplated by this Agreement;

(d)	the Company will have performed or complied with, in all material respects, each of its terms, conditions and covenants contained in this Agreement and each of its representations and warranties will be true and correct as of the Closing Time with the same force and effect as if made at and as of such time;

(e)	the terms and timing of the Rights Offering will not have been changed without the approval in writing of each of the Standby Guarantors; and

(f)	the completion of the Rights Offering and other transactions contemplated hereby will have been conducted in accordance with applicable Laws, the Prospectus and this Agreement.

8.3	Mutual Conditions

The obligation of the Standby Guarantors and the Company to complete the transactions set out in this Agreement is subject to the following conditions being satisfied in full, to the satisfaction of each of the Standby Guarantors and the Company acting separately (each of which may only be waived by mutual consent):

(a)	there will be no inquiry, investigation (whether formal or informal) or other proceeding commenced by a Governmental Entity pursuant to applicable Laws in relation to the Company or any of its subsidiaries or in relation to any of the directors and officers of the Company or any of its subsidiaries or in relation to the Standby Guarantors, any of which suspends or ceases trading (which suspension or cessation of trading is continuing) in the Rights or Rights Shares or operates to prevent or restrict the lawful distribution of the Rights, Rights Shares or Standby Shares (which prevention or restriction is continuing);

(b)	there will be no Order issued by a Governmental Entity pursuant to applicable Laws and no change of Law, either of which suspends or ceases trading in the Rights or Rights Shares (which suspension or cessation of trading is continuing) or operates to prevent or restrict the lawful distribution of the Rights, Rights Shares or Standby Shares (which prevention or restriction is continuing); and

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(c)	there will not be any claims, litigation, investigations or proceedings, including appeals and applications for review, in progress, pending, commenced or threatened by any Person, in respect of the Rights Offering, that is reasonably likely to result in a Material Adverse Change.

8.4	Performance by the Company

The Company agrees that the conditions contained in Section 8.2 and 8.3 will be complied with so far as such conditions relate to acts to be performed or to be caused to be performed by the Company and that it will use its commercially reasonable efforts to cause such conditions to be complied with.

8.5	Company Conditions

Provided that the Company has used commercially reasonable efforts to comply with (or cause to be complied with) such conditions, the Company's obligation to complete the transactions set out in this Agreement is subject to the condition being satisfied in full that each of the Standby Guarantors will have performed or complied with, in all material respects, each of its terms, conditions and covenants contained in this Agreement and each of its representations and warranties will be true and correct as of the Closing Time with the same force and effect as if made at and as of such time.

ARTICLE 9

TERMINATION

9.1	Termination by the Company

The Company will be entitled, at any time and in its sole discretion, to elect to terminate this Agreement by giving written notice of such election to the Standby Guarantors, if:

(a)	any of the Standby Guarantors is in material default of its obligations hereunder and fails to remedy such breach on or before the date that is five days following the date upon which the Company has provided written notice of such breach;

(b)	the Company determines in its sole discretion to terminate the Rights Offering prior to the issuance of any Rights; or

(c)	if any of the conditions set out in Section 8.3 or 8.5 are not satisfied as at the Closing Time.

9.2	Termination by the Standby Guarantors

Any of the Standby Guarantors will be entitled, by giving written notice to the Company at any time prior to the Rights Expiry Time, to terminate and cancel, without any liability on its part, its obligations under this Agreement independently of the other Standby Guarantors, if:

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(a)	there is any Material Adverse Change between the date hereof and Closing;

(b)	any representation or warranty of the Company made in this Agreement is determined not to have been true and correct when made or ceases to be true and correct, or if any covenant of the Company made in this Agreement is not complied with;

(c)	the Company is in material default of its obligations hereunder and fails to remedy such breach on or before the date that is five days following the date upon which the Company has been provided written notice of such breach;

(d)	if any of the conditions set out in Section 8.2 or 8.3 are not satisfied on or before the Closing Time;

(e)	the Common Shares or the Rights (to the extent they are listed) are de-listed or suspended or halted from trading for a period greater than five Business Days for any reason by the Exchange at any time prior to the closing of the Rights Offering;

(f)	the Effective Date does not occur at least 21 days prior to 90 days from the issuance date of the Rights; or

(g)	if the Rights Offering is terminated or cancelled.

9.3	Termination Due to Effective Date Delay

This Agreement will Terminate without further action of the Parties if the Effective Date does not occur at least 21 days prior to 90 days from the issuance date of the Rights, in which event the Standby Guarantor will not be entitled to acquire the Standby Shares. Notwithstanding the foregoing, the Parties may agree to extend the 90 day period in order to provide for an Expiry Date of at least 21 days from the Effective Date, subject to the Company obtaining any required approvals from the Commissions and the Exchange to such extension, in which event the Agreement will not terminate pursuant to this Section 9.3.

9.4	Survival of Terms

Despite any other provision of this Agreement, if the Company or any of the Standby Guarantors validly terminate(s) its obligations under this Agreement in accordance with this Article 9 the obligations of both the Company and the terminating Standby Guarantor under this Agreement will terminate, and there will be no further liability on the part of either of the terminating Standby Guarantor to the Company or on the Company's part to the terminating Standby Guarantor hereunder (except for any liability of any party that exists at such time or that may arise thereafter pursuant to Section 12.1).

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ARTICLE 10

INDEMNIFICATION

10.1	Indemnification by the Company

The Company covenants and agrees to protect, indemnify and hold harmless the Standby Guarantors for and on behalf of itself and for and on behalf of and in trust for each of its directors, officers, employees, agents and shareholders from and against any and all losses claims, damages, liabilities, costs or expense caused or incurred:

(a)	by reason of or in any way arising, directly or indirectly, out of any Misrepresentation or alleged Misrepresentation in the Prospectus or Registration Statement other than any Misrepresentation or alleged Misrepresentation relating to any information in the Prospectus or Registration Statement relating to the Standby Guarantors approved in writing by the Standby Guarantors for inclusion in the Prospectus or Registration Statement, as applicable;

(b)	by reason of or in any way arising, directly or indirectly, out of any Order made or inquiry, investigation or proceeding commenced or threatened by any Commission, or any other competent authority in Canada or the United States or before or by any Governmental Entity, based upon or relating to the Rights Offering or the other transactions contemplated in this Agreement including, without limitation, any actions taken or statements made by or on behalf of the Company in connection with the Rights Offering or the other transactions contemplated in this Agreement or any Misrepresentation or alleged Misrepresentation relating to any information in the Prospectus relating to the Standby Guarantors and provided by the Standby Guarantors;

(c)	the non-compliance or alleged non-compliance by the Company with any requirement of the Securities Laws or any other applicable Laws in connection with the Rights Offering or the other transactions contemplated in this Agreement, including the Company’s non-compliance with any statutory requirement to make any document available for inspection; and/or

(d)	by reason of, or in any way arising, directly or indirectly, out of any material breach or default of or under any representation, warranty, covenant or agreement of the Company contained herein.

10.2	Indemnification Process

(a)	In the event that any claim, action, suit or proceeding, including, without limitation, any inquiry or investigation (whether formal or informal), is brought or instituted against any of the Persons in respect of which indemnification is or might reasonably be considered to be provided for herein, such Person (an “Indemnified Party”) will promptly notify the Person from whom indemnification is being sought under Section 10.1 (the “Indemnifying Party”), and the Indemnifying Party will promptly retain counsel who will be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such claim, action, suit or proceeding, and the Indemnifying Party will pay all of the reasonable fees and disbursements of such counsel relating to such claim, action, suit or proceeding.

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(b)	In any such claim, action, suit or proceeding, the Indemnified Party will have the right to retain other counsel to act on his, her or its behalf, provided that the fees and disbursement of such other counsel will be paid by the Indemnified Party unless:

(i)	the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such other counsel; or

(ii)	the named parties to any such claim, action, suit or proceeding (including any added, third or interpleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (such as the availability of different defenses).

(c)	Subject to Section 10.2(b), it is understood and agreed that the Indemnifying Party will not, in connection with any such claim, action, suit or proceeding in the same jurisdiction, be liable for the reasonable fees and expense of more than one separate legal firm for all Persons in respect of which indemnification is or might reasonably be considered to be provided for herein and such firm will be designated in writing by the Indemnified Party (on behalf of itself and its directors, officers, employees, agents and shareholders).

(d)	Notwithstanding anything herein contained, no Indemnified Party will agree to any settlement of any such claim, action, suit, proceeding, inquiry or investigation in respect of which indemnification is or might reasonably be considered to be provided for herein, unless the Indemnifying Party has consented in writing thereto, and the Indemnifying Party will not be liable for any settlement of any such claim, action, suit, proceeding, inquiry or investigation unless it has consented in writing thereto.

(e)	If the indemnification provided for in this Article 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, will to the extent permitted by applicable Law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the act or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission provided, however, that no person guilty of fraudulent misrepresentation will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(f)	The obligations of the Company under this Article 10 will survive completion of the Rights Offering and the termination of this Agreement. No Indemnifying Party, in the defence of any such claim or litigation, will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

ARTICLE 11

NOTICE

11.1	Notice

Any notice under this Agreement will be given in writing and must be delivered, sent by email, or overnight courier and addressed to the party to which notice is to be given at the following address, or at another address designated by such party in writing:

(a)	if to the Company:

Golden Queen Mining Co. Ltd.

2300 - 1066 West Hastings Street

Vancouver, British Columbia

V6E 3X2 Canada

Attn: Guy Le Bel – Chief Financial Officer

Email: glebel@goldenqueen.com

with a copy to:

Morton Law LLP

Suite 1200 – 750 West Pender St. Vancouver BC

V6C 2T8

Attn: Edward Mayerhofer

Email: elm@mortonlaw.ca

(b)	if to the Standby Guarantors:

c/o East Hill Management Company

70 Main Street

Suite 300

Petersborough, NH 03458

Attention: Thomas Clay

Email: thomas.clay@easthillmgt.com

with a copy to:

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Attention:        William A. Levine, Esq. and Benjamin J. Armour, Esq.

Telephone:       (617) 338-2921

E-mail:              wlevine@sandw.com

             barmour@sandw.com

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If notice is sent by email or is delivered, it will be deemed to have been given at the time of transmission or delivery. If notice is mailed, it will be deemed to have been received three (3) business days following the date of mailing of the notice. If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by facsimile or will be delivered.

ARTICLE 12

GENERAL

12.1	Expenses

Whether or not the transactions herein contemplated will be completed, all expenses of or incidental to the Rights Offering and the transactions contemplated herein or in the Prospectus including, without limitation: all reasonable fees and disbursements of counsel, including counsel to the Standby Guarantors (to a maximum of US$75,000 for the Standby Guarantors’ legal expenses), transfer agents, outside consultants and experts (including appraisers, engineers and credit reports), filing fees, printing costs, the preparation and holding of information meetings, the reasonable out-of-pocket costs related to information meetings and travel, and the Standby Guarantors’ reasonable out-of-pocket expenses including the Standby Guarantors’ reasonable travel expenses in connection with due diligence (including hotel accommodations and meals) together with all applicable taxes thereon, will be borne by and be for the account of the Company.

12.2	Further Assurances

From time to time after the date of this Agreement, the parties to this Agreement will execute, acknowledge and deliver to the other parties such other instruments, documents and certificates and will take such other actions as the other parties may reasonably request in order to consummate the transactions contemplated by this Agreement.

12.3	Assignment

This Agreement may not be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of each of the other parties to this Agreement.

12.4	Enurement

This Agreement will enure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, successors and permitted assigns.

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12.5	Waiver

Failure by any party to this Agreement to insist in any one or more instances upon the strict performance of any one of the covenants or rights contained in this Agreement will not be construed as a waiver or relinquishment of such covenant or right. No waiver by either party to this Agreement of any such covenant or right will be deemed to have been made unless expressed in writing and signed by the waiving party.

12.6	Amendments

No term or provision of this Agreement may be amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of the amendment, discharge or termination is sought.

12.7	Counterparts

This Agreement may be executed in several counterparts and delivered by email or other electronic means, each of which when so executed will be deemed to be an original and such counterparts and electronic copies together will constitute one and the same instrument and despite their date of execution they will be deemed to be dated as of the date of this Agreement. This Agreement will be deemed to have been entered into and to have become effective at the location at which the Guarantors will have signed an original, counterpart or electronic version thereof, without regard to the place at which the Company will have signed this Agreement.

12.8	Time

Time is of the essence of this Agreement.

12.9	Entire Agreement

This Agreement and any other agreements and other documents referred to in this Agreement and delivered in connection with this Agreement, constitutes the entire agreement between the parties to this Agreement pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter of this Agreement.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

GOLDEN QUEEN MINING CO. LTD.

Per:	/s/ Brenda Dayton
	Name:	Brenda Dayton
	Title:	Corporate Secretary

LANDON T. CLAY 2009 IRREVOCABLE TRUST

Per:	/s/ Thomas M. Clay
	Name:	Thomas M. Clay
	Title:	Trustee

THE MASTERS 1, LLC

Per:	/s/ Jonathan C. Clay
	Name:	Jonathan C. Clay
	Title:	Managing Member